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                                                             EQUITY EXHIBIT 23.2



We consent to the inclusion in this registration statement on Form S-1 (Reg. No. 333-35390) of Southern Energy, Inc. of our report dated September 8, 1998, with respect to the balance sheet of Berliner Kraft- und Licht (Bewag)-Aktiengesellschaft, Berlin, as of June 30, 1998 and the related statements of profit and loss and cash flows for the year ended June 30, 1998. We also consent to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Deutsche Treuhand-Gesellschaft AG


Berlin, Germany
July 14, 2000